UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

KSW, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a 6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

KSW, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held May 4, 2010

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of KSW, Inc., a Delaware corporation (the "Company"), will be held on May 4, 2010, at 2:00 p.m., New York time, at the Crowne Plaza Hotel at LaGuardia Airport, Queens, NY, for the following purposes:

1.           to elect two Class III Directors to serve until 2013, or until their successors shall have been duly elected and qualified ("Proposal 1"); and

2.           to ratify the appointment of BDO Seidman, LLP as independent auditors of the Company for the fiscal year ending December 31, 2010 ("Proposal 2"); and

3.           to transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record at the close of business on March 30, 2010 will be entitled to notice of and to vote at the meeting and any adjournments.

All stockholders are cordially invited to attend the meeting in person.  However, to assure your representation at the meeting, you are urged to SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED, in order that as many shares as possible may be represented at the meeting.  Any stockholder attending the meeting may vote in person even if he or she has returned a proxy card.

Sincerely, James F. Oliviero General Counsel

Long Island City, New York
Dated:  March 30, 2010

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of meeting, proxy statement and proxy card are available at http://materials.proxyvote.com/48268R

KSW, INC.
37-16 23rd Street
Long Island City, New York 11101
(718) 361-6500
_______
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
May 4, 2010
_______

GENERAL INFORMATION

General

The accompanying proxy is solicited by and on behalf of the Board of Directors of KSW, Inc., a Delaware corporation (the "Company"), to be voted at the 2010 Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Crowne Plaza Hotel at LaGuardia Airport, Queens, NY, on May 4, 2010, at 2:00 p.m., New York time, and at any and all adjournments thereof.  The Annual Meeting is being held for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

Cost of Solicitation

The cost of solicitation will be borne by the Company.  This proxy statement and the accompanying proxy are first being sent to the stockholders of the Company on or about March 30, 2010.  A copy of the Company’s 2009 Annual Report on Form 10-K is enclosed herewith.

Stockholders Entitled to Vote

Pursuant to the By-Laws of the Company, the Board of Directors has fixed the time and date for the determination of stockholders entitled to notice of and to vote at the meeting as of the close of business on March 30, 2010.  Accordingly, only stockholders of record on such date and at such time will be entitled to vote at the meeting, notwithstanding any transfer of any stock on the books of the Company thereafter.

At the close of business on March 22, 2010, the Company had outstanding 6,240,625 shares of Common Stock, $.01 par value per share (the "Common Stock"), each of which entitled the holder to one vote.  There were 52,700 issued shares held by the Company in its treasury.

Required Vote

The presence of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, present in person or represented by proxy, is necessary to constitute a quorum.  The affirmative vote of the holders of a plurality of the shares of Common Stock present in person or represented by proxy at the meeting and which have actually been voted is required for the election of each director.  For all other matters, the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter and which have actually been voted is required for approval.  Proxies marked as abstaining (including proxies containing “broker non-votes”) on any matter to be acted upon by stockholders will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast on such matters.  A “broker non-vote” occurs when a broker holds shares of Common Stock for a beneficial owner and does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.  If a quorum is present, abstentions will have no effect on the election of directors or the proposal for the ratification of the reappointment of independent auditors.

A proxy may be revoked by the stockholder at any time prior to its being voted.  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivery to the Secretary of the Company of a written notice of revocation, or a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

If a proxy is properly signed and is not revoked by the stockholder, the shares it represents will be voted at the meeting in accordance with the instructions of the stockholder.  If the proxy is signed and returned without specifying choices, the shares will be voted in favor of the election as director of the nominee listed in Proposal 1, in favor of Proposal 2 and as recommended by the Board of Directors with regard to all other matters, or if no such recommendation is given in the discretion of the persons named in the proxy.  Votes are tabulated at the Annual Meeting by inspectors of election.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information relating to the beneficial ownership of the Common Stock as of March 22, 2010 by (i) those persons who were known by the Company to be the beneficial owners of more than 5% of the outstanding Common Stock, (ii) each of the Company’s directors and nominees, (iii) each executive officer of the Company named in the table referenced under the caption “Compensation of Executives” and (iv) all of the Company’s directors and executive officers as a group. Except as indicated in the footnotes to the table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.  Unless otherwise indicated, the address of each person named in the table below is c/o KSW, Inc., 37-16 23rd Street, Long Island City, New York 11101.

Name of Beneficial Owner	Number of Shares		Percentage Ownership

Floyd Warkol 5 Renaissance Square White Plains, NY 10601	780,590	(1)	12.2%

Stanley Kreitman 4 Chestnut Drive East Hill, NY 11576	21,000		*

John Cavanagh 222 Mill Dam Road Centerport, NY 11721-0224	21,000	(2)	*

Edward T. LaGrassa 120 Warwick Avenue Douglaston Manor, NY 11363	6,666	(3)	*

Warren O. Kogan 13345 S.E. 97th Terrace Road Summerfield, FL 34491	13,333	(4)	*

Richard W. Lucas	21,000	(5)	*

James F. Oliviero	—		—

Vincent Terraferma	—		—

All directors and executive officers as a group (8 persons)	863,589	(6)	13.5%

Name of Beneficial Owner	Number of Shares	Percentage Ownership
Moab Capital Partners, LLC 15 E. 62nd Street New York, NY 10021	608,965	9.5%

Nicusa Capital Partners, LP 17 State Street New York, NY 10004	584,795	9.1%

*	Less than one percent.

(1)	Includes 21,000 shares owned by the Floyd and Barbara Warkol Charitable Foundation, of which Mr. Warkol is a Trustee, as well as options to purchase 105,000 shares exercisable within 60 days.

(2)	Includes options to purchase 7,001 shares exercisable within 60 days.

(3)	Includes options to purchase 6,666 shares exercisable within 60 days.

(4)	Includes options to purchase 13,333 shares exercisable within 60 days.

(5)	Includes options to purchase 7,000 shares exercisable within 60 days.

(6)	Includes options to purchase 139,000 shares exercisable within 60 days.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

General

The Certificate of Incorporation of the Company provides that the Company's business shall be managed by a Board of Directors of not less than three and not more than twelve, with the exact number fixed by the Board of Directors from time to time.  There are currently five seats on the Board of Directors.  The Board of Directors of the Company is divided into three classes: Class I, Class II and Class III.  The directors in each class serve terms of three years each and until their successors are elected and qualified.

There are two positions on the Board of Directors to be voted upon.  Pursuant to the Company’s By-Laws, the terms of Class III Directors Floyd Warkol and Warren O. Kogan expire on the date of the Annual Meeting.  The independent directors of the Board of Directors have unanimously nominated each of them for a three-year term, expiring at the 2013 annual meeting.  Proxies are being solicited only for these nominees.

The nominees have consented to being named in this proxy statement and to serve if elected.  If either nominee becomes unable to accept nomination or election, the persons named in the proxy may vote for a substitute nominee selected by the Board of Directors.  The Company's management, however, has no present reason to believe that the nominees will be unable to serve as directors, if elected.

If a quorum is present, the nominees receiving the highest number of votes will be elected to the Board of Directors.  Abstentions and broker non-votes are not counted in the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES

Procedures for Stockholder Nominations for Directors

The By-Laws of the Company permit nominations of candidates for election to the Board of Directors to be made by the Board of Directors or by any stockholder entitled to vote for the election of directors.  To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 calendar days prior to the meeting; provided, however, that in the event that public announcement of the date of the meeting is not made at least 75 calendar days prior to the date of the meeting, notice by the stockholder to be timely must be so received not later than the close of business on the 10th calendar day following the day on which public announcement of the date of the meeting is first made.  To be in proper written form, such stockholder’s notice must include (i) the name and address, as they appear on the Company’s books, of the stockholder giving the notice and of the beneficial owner, if any, on whose behalf the nomination is made; (ii) a representation that the stockholder giving the notice is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) the class and number of shares of stock of the Company owned beneficially and of record by the stockholder giving notice and by the beneficial owner, if any, on whose behalf the nomination is made; (iv) a description of all arrangements or understandings between or among any of (A) the stockholder giving the notice, (B) the beneficial owner on whose behalf the notice is given, (C) each nominee and (D) any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder giving notice; (v) such other information regarding each nominee, and any other person or persons giving the notice as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission (the “SEC”) had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (vi) the signed consent of each nominee to serve as a director of the Company if so elected.  At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director must furnish to the Secretary of the Company that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee.  The presiding officer of the meeting for election of directors will, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by the Company’s By-Laws, and if he or she should so determine, he or she will so declare to the meeting and the defective nomination will be disregarded.  Notwithstanding the foregoing, a stockholder must also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”).

Directors and Nominees

The following table sets forth certain information concerning the nominees for election as Class III Director of the Company and the continuing Class I Directors and Class II Directors of the Company.

Name	Age	Director Since

NOMINEES FOR ELECTION AS CLASS III
DIRECTORS TO SERVE UNTIL 2013

Floyd Warkol	62	1994

Warren O. Kogan	83	2006

CONTINUING AS CLASS I DIRECTORS
TO SERVE UNTIL 2011

Stanley Kreitman	78	1999

John Cavanagh	74	2004

CONTINUING AS CLASS II DIRECTOR
TO SERVE UNTIL 2012

Edward T. LaGrassa	62	2009

The Company is not aware of any family relationship between any director, nominee for director or executive officer of the Company.

Mr. Floyd Warkol has been principally employed as Chairman of the Board since December 15, 1995 and as President, Secretary and Chief Executive Officer of the Company and as Chairman and Chief Executive Officer of its subsidiary, KSW Mechanical Services, Inc. ("KSW Mechanical"), since January 1994.  Mr. Warkol founded the predecessor of the Company in 1980, and has been primarily responsible for the Company’s growth and success throughout its existence.  The Company believes that his experience and knowledge of the Company’s operations makes him uniquely qualified to Chair the Board of Directors.

Mr. Warren O. Kogan was appointed to the Board of Directors on March 10, 2006 and elected by the stockholders on May 8, 2007.  He has been an arbitrator for the American Arbitration Association, and since 1990 he has been a construction and real estate private consultant.  From 1990 to 2000 he was Executive Vice President of the Subcontractors Trade Association of New York City.  From 1980 to 1990, he was President and Chief Executive Officer of H. Sand & Co., a major mechanical and HVAC contractor.  The Company believes that Mr. Kogan’s experience as an executive for a large mechanical contracting company provides important oversight over the Company’s operations.

Mr. Stanley Kreitman was elected to the Board of Directors by the Company’s stockholders on May 18, 1999 after having been appointed as a director by the other members of the Board of Directors effective February 18, 1999.  Since 1994, Mr. Kreitman has been Chairman of Manhattan Associates, an investment firm, and currently is a Board member of the N.Y.C. Department of Corrections, a position he has held since 1998.  He has been a senior advisor to Signature Bank from 2001 to present.  He is a published author and lecturer on business investment matters.  He is a member of the Board of Directors of Medallion Financial Corp. (NASDAQ), Capital Lease Finance, Inc. (NYSE) and CCA Industries, Inc. (AMEX).  During the past five years, he has been a director of Geneva Mortgage Corp. (OTC) and Century Bank, Sarasota, Florida.  The Company believes that Mr. Kreitman’s experience in banking and his contacts in the real estate industry aid the Company in managing its finances, and in the development of new business.

Mr. John Cavanagh was elected to the Board of Directors at the annual meeting of stockholders on May 10, 2005.  Since 1998, he has been President of John A. Cavanagh Consulting Services, Inc., a construction management firm, and has been President of American Fire Suppressant Products, Inc. since 2005.  He has been President of Cavanagh/Stewart International, Inc. since 1998, and a Partner in Integrated Structural Systems, Inc. and NEWCO Ventures, LLC since 2008.  Until September 2003, he was the Vice Chairman of AMEC Construction Management, Inc. (formerly known as Morse Diesel International), one of the largest construction management companies in the United States, where he was President and Chief Operating Officer.  He is a director of the Contractors’ Association of Greater New York, The New York Building Congress, Visionary Vehicles, Inc., and the Building Trades Employer’s Association.  The Company believes that Mr. Cavanagh’s experience as a construction company executive, as well as his positions as an industry association leader, provides the Company with both oversight and strategic planning assistance.

Mr. Edward T. LaGrassa was elected to the Board of Directors at the annual meeting of stockholders, on May 7, 2009.  Mr. La Grassa is the Principal of Chilton Realty, Inc., a real estate investment banking and brokerage company, which he founded in 2001.  Until 2005, he was the Director of Business Development of Rose Associates, Inc. a prominent real estate firm.  He is a licensed real estate broker and architect.  The Company believes that Mr. La Grassa’s experience and contacts gained as a real estate executive and advisor assist the Company with the development of new business and in evaluating potential projects.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

Board Leadership Structure and Role in Risk Oversight

Mr. Floyd Warkol serves both as Chairman of the Board of Directors and Chief Executive Officer of the Company. The Board believes that it is appropriate for Mr. Warkol to hold both positions since he is intimately familiar with the Company’s operations and is the largest individual shareholder.  Due to the size of the Board, there is no designated lead independent director.   On a quarterly basis, Audit Committee members, Mr. LaGrassa and Mr. Kogan, both of whom have extensive construction experience, review the Company’s projects with Mr. Warkol, including the status of any claims for or against the Company and the appropriateness of revenue recognition on Company projects.  The entire Board reviews the status of the Company’s projects at each Board meeting, including any issues which could be a risk to the Company or its operations.

Committees of the Board of Directors

The Board of Directors currently has, and appoints the members of, standing Audit and Compensation Committees.  Each member of the Audit and Compensation Committees has been affirmatively determined to be an “independent director” by the Board of Directors in accordance with the rules and regulations of the NASDAQ Stock Market (“NASDAQ”) and the Exchange Act.  Other than the payment of attendance fees, during 2009 there were no transactions, relationships or arrangements between the Company and any independent director.  The members of the Audit and Compensation Committees are as follows:

Audit Committee	Compensation Committee

Stanley Kreitman – Chair	John Cavanagh – Chair
Warren O. Kogan	Stanley Kreitman
Edward T. La Grassa	Warren O. Kogan

Audit Committee

The Audit Committee meets with the Company’s independent registered public accounting firm and management to assure that all are carrying out their respective responsibilities.  The Audit Committee is responsible for selecting, appointing and, as necessary, terminating the Company’s independent registered public accounting firm, and reviews the performance and fees of the independent registered public accounting firm prior to appointing it.  The Audit Committee also meets with the independent registered public accountants, without management present, to discuss the scope and results of their audit work, including the adequacy of internal controls and the quality of financial reporting.  The independent registered public accountants have full access to the Audit Committee.

The Audit Committee met four times during the fiscal year ended December 31, 2009.

A written charter for the Audit Committee was approved by the Board of Directors effective May 11, 2000.  An amended written charter was approved by the Board of Directors effective February 16, 2006. The Audit Committee Charter is available on the Company’s website at  www.kswmechanical.com.

The Board of Directors has determined that each of the members of the Audit Committee is “independent” under the listing standards of NASDAQ and under the independence criteria established by the SEC for audit committee members.

The Board of Directors has also determined that Mr. Kreitman is an “audit committee financial expert” as defined in Item 401(h)(2) of the SEC’s Regulation S-K and is independent as that term is used in Item 7(d)(3)(iv) of Schedule 14A of the Exchange Act.

Compensation Committee

The Compensation Committee is responsible for reviewing the performance of the Chief Executive Officer and determining his compensation.  The Chief Executive Officer, in turn, reviews the performance of each other member of senior management and determines their compensation levels.  The Compensation Committee periodically reviews compensation levels for competitiveness and reasonableness as compared to industry peers and competitors. The Compensation Committee met twice during the fiscal year ended December 31, 2009.  The Compensation Committee Charter is available on the Company’s website at www.kswmechanical.com.

Nomination of Directors

Due to the size of the Board of Directors, the Company does not have a nominating committee to select director nominees.  All nominees for director are selected based on a vote of the majority of the independent directors of the Board of Directors.  The Board of Directors has determined that four of the current five members of the Board of Directors (Messrs. Cavanagh, Kogan, Kreitman and La Grassa) are “independent directors” in accordance with the rules and regulations of NASDAQ.  Only independent directors vote on Board of Director nominees.

The assessment by which the independent directors of the Board of Directors consider candidates for director is based upon various criteria, including business experience on a management level with a company which issues audited financial statements, integrity and independence, demonstrated leadership ability, diverse perspectives and the ability to exercise sound business judgment. Nominees for directors should have the ability to read and understand financial statements.  Candidates with construction industry or real estate experience and contacts are given special consideration.  The Board of Directors also considers the candidate’s reputation and standing in the business community, as well as participation in industry associations relevant to the Company’s business.  The Board believes that directors should have a diversity of experience in finance, construction and real estate, since each area of expertise is important to the Company’s operations.

In the case of incumbent directors whose terms of office are set to expire, the independent directors of the Board of Directors review such directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any transactions of such directors with the Company during their terms.  The experience and skills of each incumbent director, and their respective abilities to contribute to the Board of Directors, are detailed in their biographies, which are summarized in this proxy statement.

Consideration of new director nominee candidates typically involves a series of internal discussions, review of information concerning candidates and interviews with selected candidates.  The independent directors identify potential candidates through recommendations from members of the Board of Directors, Company management and stockholders, as well as in consultation with the Company’s legal, financial and auditing professionals and with other members of the business community in general and the construction industry in particular.  The Company does not pay fees to such professionals or third parties for any such assistance.

The independent directors of the Board of Directors will consider nominees for director recommended by stockholders provided the procedures set forth above under the heading “Procedures for Stockholder Nominations of Directors” are followed by stockholders in submitting recommendations.  Stockholder nominations that comply with such procedures will be evaluated in the same manner (including using the same criteria as set forth above) and will receive the same consideration as nominees recommended by the independent directors of the Board of Directors.

Directors’ Attendance at Meetings of the Board of Directors

The Board of Directors held a total of four quarterly meetings in 2009, which does not include actions by written consent or committee meetings.  Each director serving during the fiscal year ended December 31, 2009 attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which he served.

Directors’ Attendance at Annual Meetings of Stockholders

All members of the Board of Directors are required to attend the Company’s annual meeting of stockholders.  All members of the Board of Directors serving as directors during the fiscal year ended December 31, 2009 attended the 2009 annual meeting of stockholders.

Stockholder Communications with Directors

Stockholder communications to the Board of Directors may be sent by mail addressed to the Board of Directors generally, or to a member of the Board of Directors individually, c/o James F. Oliviero, Director of Investor Relations, KSW, Inc., 37-16 23rd Street, Long Island City, NY  11101.  All communications so addressed will be immediately forwarded to the Board of Directors or the individual member of the Board of Directors, as applicable.

AUDIT COMMITTEE REPORT

In accordance with SEC rules, the Audit Committee has prepared the following report:

As part of its ongoing activities, the Audit Committee has:

•	reviewed and discussed with management the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2009;

•
discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, and received all material written communications between the auditors and management; and

•
received the written disclosures and the letter from the independent registered public accounting firm required by the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

Stanley Kreitman
Edward T. La Grassa
Warren O. Kogan

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee is comprised of three non-employee directors, Mr. Kogan, Mr. Kreitman and Mr. Cavanagh.  None of the members of the Compensation Committee is or has been one of the Company’s officers or employees, and none of the Company’s executive officers served during 2009 on a board of directors of another entity which has employed any of the members of the Compensation Committee of the Board of Directors.

COMPENSATION DISCUSSION AND ANALYSIS

General Philosophy

The Company compensates its senior management through a mix of base salary, bonus and equity compensation designed to be competitive with comparable employers and to align management’s incentives with the long-term interests of the Company’s stockholders.  The process by which the Company determines executive compensation consists of establishing targeted overall compensation for each senior manager and then allocating that compensation among base salary and incentive compensation.  At the senior-most levels, the Company designs the incentive compensation to reward Company-wide performance through tying awards primarily to earnings growth.  At lower levels, the Company designs the incentive compensation to reward the achievement of specific operational goals within areas under the control of the relevant employees, although Company-wide performance is also a factor.

Base Salaries

The Company seeks to provide its senior management with a level of assured cash compensation in the form of base salary that facilitates an appropriate lifestyle given their professional status and accomplishments.  Members of the Compensation Committee of the Board of Directors have strong ties to the construction industry and are familiar with the compensation paid to senior construction industry executives in the New York City region.  Using such knowledge, the Compensation Committee concluded that a base salary of $450,000 for 2009 was appropriate for the Company’s Chief Executive Officer.  This salary was set in a written Employment Agreement, effective January 1, 2006, discussed further under “Employment Agreements” below.  For 2009, the Company concluded that a base salary of $200,000 was appropriate for the Chief Operating Officer of KSW Mechanical.

Salaries of the Company’s Chief Financial Officer and General Counsel are based on their experience and ability to support and facilitate the achievement of company objectives.  For 2009, their base salaries were $150,000 and $185,000 respectively.

Bonuses

The Company’s practice is to award cash bonuses based upon the achievement of long term performance objectives.  For the Chief Executive Officer, his bonus for 2009, as provided by his written Employment Agreement, is an amount equal to 9.5% of the Company’s annual profits in excess of $250,000 before taxes and stock option expenses.  The Company believes that linking his bonus to profits is in the best interests of stockholders, since the Company’s profitability is an important factor in determining its stock price.  The bonus of the Company’s Chief Operating Officer is determined by its Chief Executive Officer and is based on how well the Chief Operating Officer monitors and controls the Company’s operations in the field, as well as in the office.  Factors which are considered include labor productivity, identifying jobsite conditions which would benefit from increased management attention and problem solving, and the effectiveness of the Company’s purchasing, billing and cost monitoring systems.

Bonuses paid to the Company’s Chief Financial Officer and General Counsel are based on a review by the Chief Executive Officer of their success in achieving the specified goals of their department, as well as their effectiveness in supporting the operations of the Company.

Equity Compensation

Historically, the primary form of equity compensation that the Company awarded consisted of non-qualified stock options.  The Company selected this form to provide management personnel with an incentive to help maximize Company profits, which is likely to favorably influence stock price and increase shareholder value.  The 1995 Stock Option Plan expired in December 2005.  Therefore, no equity compensation was awarded pursuant to that plan in 2008.  On May 4, 2008, the Company’s shareholders ratified the adoption of the 2007 Stock Option Plan of KSW, Inc.  No equity compensation was awarded pursuant to that plan in 2009, except that on May 7, 2009, newly elected director Edward T. La Grassa was awarded an incentive stock option to purchase 20,000 shares of the Company’s common stock, exercisable at the rate of 33 1/3% on each of the first, second and third anniversaries, respectively, of the date of issuance.

All Company employees, members of the Board of Directors and consultants of the Company are eligible to participate in the 2007 Stock Option Plan.  The Compensation Committee, which administers the plan, has the sole discretion to determine when grants of options are to be made under the plan and the number of shares, if any, to be awarded to each eligible optionee.

The aggregate number of shares of Common Stock which may be issued under the plan with respect to options may not exceed 300,000 subject to adjustment for certain transactions affecting the Common Stock.  Lapsed, forfeited or canceled options will not count against this limit and can be regranted under the plan.  The shares issued under the plan may be issued from authorized but unissued shares.  The foregoing summary of the plan is qualified by reference to the full text of the plan, which was attached as Appendix E to the proxy statement for the Company’s 2008 annual meeting of Stockholders.

Perquisites and Other Benefits

The Company annually reviews the perquisites that each member of senior management receives.  The Company’s Chief Executive Officer is provided with a company car and driver at an annual cost of approximately $87,000 to facilitate his ability to attend multiple meetings during a work day at various construction sites and related offices throughout the New York City metropolitan area.  When in the office, the driver provides clerical services.  All members of senior management participate in the Company’s medical and 401(k) plans which are available to all employees.

Board Process

The Compensation Committee of the Company’s Board of Directors determines all compensation and equity awards to the Chief Executive Officer.  The Chief Executive Officer determines all compensation and equity awards to other officers and senior management personnel.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The following report, submitted by the Compensation Committee of the Board of Directors (the "Compensation Committee"), provides information regarding policies and practices concerning compensation of the Chief Executive Officer and other executive officers.

The Company’s Compensation Committee is comprised of three of the Company’s independent outside directors.  The Compensation Committee sets the salary, awards and benefits of the Chief Executive Officer, and has delegated to that officer the right to determine the salary, awards and benefits of senior management.

The Company’s Compensation Discussion and Analysis (“CD&A”) is set forth in the Company’s Definitive Proxy Statement pursuant to Section 14(a) of the Securities Act of 1934.  The Compensation Committee has reviewed and discussed the CD&A with management and based on its review and discussion, recommended to the Board of Directors that the CD&A be included in the Company’s proxy statement.

Stanley Kreitman
John Cavanagh
Warren O. Kogan

COMPENSATION OF DIRECTORS

The Company pays its non-employee directors an annual fee of $20,000, an attendance fee of $1,000 per Board of Directors meeting, except for the attendance at the meeting held in conjunction with the annual meeting of stockholders, and $500 per committee meeting if not held in conjunction with a Board of Directors meeting.  See Appendix D, Director Compensation Table, annexed hereto.

COMPENSATION OF EXECUTIVES

See Appendix A, Summary Compensation Table annexed, hereto.

EMPLOYMENT AGREEMENTS

On September 12, 2006, the Company, KSW Mechanical and Floyd Warkol, the Chairman and Chief Executive Officer of the Company, entered into an employment agreement (the “Employment Agreement”), effective as of January 1, 2006.  On March 6, 2007, the Compensation Committee of the Board of Directors agreed to extend this Agreement for two years, so as to expire on December 31, 2009, on the same terms and conditions.

Under the terms of the Employment Agreement, Mr. Warkol was employed as the Chief Executive Officer of the Company and KSW Mechanical for the period January 1, 2006 through December 31, 2009.  Mr. Warkol was paid an annual salary of $450,000.  In addition, Mr. Warkol received each year an amount equal to 9.5% of the Company’s annual profits, before taxes and stock option expenses, which profits are in excess of $250,000.

Under the Employment Agreement, Mr. Warkol is also entitled to medical insurance, disability insurance with payments up to 60% of his base compensation, a $1 million policy of life insurance payable as directed by him (at a cost of approximately $3,600 per year) and a car with a driver (at a cost of approximately $87,000 per year, of which $24,284 relates to the personal portion of this expense).

The Employment Agreement may be terminated by the Company for “cause”, which includes Mr. Warkol’s willful and continued failure to perform his duties, fraud or embezzlement, conviction of a felony and the inability of Mr. Warkol to perform his duties.  Mr. Warkol may terminate the Employment Agreement upon the sale of the Company or substantially all of its assets.

On November 12, 2009, the Compensation Committee of the Board of Directors of the Company and Floyd Warkol agreed to extend Mr. Warkol’s Employment Agreement, dated as of January 1, 2006, for an additional two years.  Mr. Warkol will continue to be employed as Chief Executive Officer of the Company and KSW Mechanical until December 31, 2011, under the same terms and conditions as the current Employment Agreement, except that Mr. Warkol’s bonus shall be computed on annual pre-tax profits which are in excess of $100,000, rather than in excess of $250,000.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

See Appendix B, Outstanding Equity Awards Table, annexed hereto.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 31, 2009 regarding shares of Common Stock to be issued upon exercise and the weighted-average exercise price of all outstanding options, warrants and rights granted under the Company’s equity compensation plans as well as the number of shares available for issuance under such plans. The 1995 Stock Option Plan expired in December 2005.  On May 4, 2008, the Company’s shareholders ratified the adoption of the 2007 Stock Option Plan of KSW, Inc.

1995 STOCK OPTION PLAN
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	145,501	$1.58	0
Equity compensation plans not approved by security holders	-	-	-
Total	145,501		0

2007 STOCK OPTION PLAN

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans submitted for approval by security holders	40,000	$4.78	260,000
Equity compensation plans not approved by security holders	-	-	-

Total	40,000		260,000

OPTION EXERCISES AND STOCK VESTED DURING 2009

See Appendix C, Option Exercises and Stock Vested Table, annexed hereto.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities to file reports of initial ownership and changes in ownership with the SEC.  Executive officers and directors and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.  Based solely on review of the copies of such forms furnished to the Company, or written representations from certain reporting persons that no Forms 5 were required, the Company believes that during the year ended December 31, 2009, its executive officers, directors and stockholders of more than 10% of the Company complied with all applicable Section 16(a) filings requirements.

PERFORMANCE GRAPH

The following graph compares the cumulative total returns for the Company’s Common Stock for the five-year period ending December 31, 2009 with the NASDAQ Market Index and an index of all publicly traded companies in the Plumbing, Heating and Air Conditioning industry (SIC Code 1711) (the “Peer Index”) for the same period.  Total return equals the change in stock price, plus dividends paid, and assumes the investment of $100 in the Company’s Common Stock and in each index on December 31, 2004 and that all dividends are reinvested.  The information has been obtained from sources believed to be reliable, but neither its accuracy nor its completeness is guaranteed.  The performance graph is not necessarily indicative of future investment performance.

Source:  Core Data, Inc.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has selected BDO Seidman, LLP (“BDO”), certified public accountants, as the Company's independent registered public accounting firm, for the fiscal year ending December 31, 2010, subject to ratification of such appointment by the stockholders.  In the event of a negative vote on ratification, the Audit Committee will reconsider its selection.

On July 26, 2007, the Company’s Audit Committee approved the engagement of J.H. Cohn, LLP (“J.H. Cohn”) as the Company’s independent registered public accountants.   J. H. Cohn’s appointment, through December 31, 2009, was ratified by the stockholders at the 2009 annual meeting.  On September 1, 2009, the Board of Directors of KSW, Inc. (the “Company”), ratified the Audit Committee’s recommendation to dismiss J.H. Cohn as the Company’s independent auditors, effective as of August 13, 2009.  On September 1, 2009, the Board of Directors of the Company approved the recommendation of the Company’s Audit Committee that the firm of BDO be appointed as the Company’s independent auditors effective as of September 1, 2009.  During the years ended December 31, 2008 and 2009, there were no disagreements with J.H. Cohn on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure.

During the years ended December 31, 2009 and 2008, neither the Company nor anyone on its behalf consulted with J. H. Cohn or BDO regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

During the years ended 2009 and 2008, none of the independent auditors’ reports on the Company’s financial statements contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles.

FEES BILLED BY INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

During 2008, J.H. Cohn billed the Company $150,000 for professional services rendered.

During 2009, J.H. Cohn and BDO billed the Company $119,000 and $25,000, respectively, for professional services rendered.

The following table sets forth the aggregate fees billed by J. H. Cohn and BDO for professional services in each of the fiscal years ended December 31, 2009 and 2008.

Year ended December 31, 2009
		J.H. COHN	BDO	Total
Audit fees	(1)	$71,000	$10,000	$81,000
Audit related fees	(2)	29,000	15,000	44,000
Tax fees	(3)	9,000	-	9,000
All other fees	(4)	10,000	-	10,000
Total		$119,000	$25,000	$144,000

Year ended December 31, 2008
		J.H. COHN
Audit fees	(1)	$84,615
Audit related fees	(2)	53,229
Tax fees	(3)	10,977
All other fees	(4)	1,179
Total		$150,000

(1)	Audit fees consisted principally of audit work performed on the consolidated financial statements, as well as work that only the independent auditors can reasonably be expected to provide.
(2)	Audit related fees consisted of work performed in the review of the Company’s quarterly consolidated financial statements.
(3)	Tax fees consisted of tax compliance and reporting services.

(4)	The Company generally does not engage its independent auditors for “other” services.

The Audit Committee of the Company’s Board of Directors considered whether the provision of non-audit services by the independent public accountants was compatible with maintaining the accountants’ independence, and they determined that it was.

The Audit Committee has a policy requiring pre-approval of audit and non-audit services.   The Audit Committee of the Company’s Board of Directors considers each engagement of the independent auditors on a case-by-case basis.  In determining engagements to be performed by independent auditors, the Audit Committee determines whether the services would impair the independence of the auditors and whether the services are in the best interest of the Company.  The Audit Committee approved all audit and non-audit services provided by J.H. Cohn and BDO during the fiscal year ended December 31, 2009.

It is expected that a representative of BDO will be present at the Annual Meeting with the opportunity to make a statement if such representative so desires and to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP. AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010.

OTHER MATTERS

As of the date of this proxy statement, the Company knows of no other matter to be submitted at the meeting.  If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares represented by the proxy on such matters in accordance with their judgment.

STOCKHOLDER PROPOSALS FOR 2011 ANNUAL MEETING

Stockholder proposals to be presented at the 2011 annual meeting must be received by the Company on or before December 13, 2010 to be included in the proxy statement and proxy card relating to the 2011 annual meeting pursuant to SEC Rule 14a-8.  Any such proposals should be sent via registered, certified or express mail to:  Director of Investor Relations, KSW, Inc., 37-16 23rd  Street, Long Island City, New York 11101.

As a separate and distinct matter from proposals under Rule 14a-8, the Company’s By-Laws provide that in order for business to be properly brought before the next annual meeting by a stockholder, such stockholder must deliver timely notice thereof.  To be timely, a stockholder intending to introduce a proposal at an annual meeting must notify the Company of such intention not less than 60 days prior to the date of the annual meeting.  If the Company has given less than 75 days public notice of the date of the annual meeting, the stockholder must give such notice so that it is received by the Company not later than 10 days after the public notice is given or the proxy statement is mailed.  The stockholder's notice must give the information specified in the By-Laws, including information about the stockholder making the proposal, the number of shares such stockholder owns and any interest such stockholder may have in the subject of the proposal.  If such stockholder will be nominating persons for election as directors, certain information specified in the By-Laws must also be given about the nominee and the nominee's interest in the Company.

Dated:  March 30, 2010

By order of the Board of Directors James F. Oliviero General Counsel

Please remember to mark, sign, date and return the enclosed proxy card in the enclosed postage-paid envelope so that your important vote will be counted at the Annual Meeting.

Appendix A

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($) (1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (2)		Total ($) (j)
FLOYD WARKOL	2009	450,000	—-	—-	—-	194,239	—-	96,923	(3)	741,162
Chairman of the Board,	2008	450,000	—-	—-	—-	732,509	—-	170,279	(4)	1,352,788
Chief Executive Officer, President and Secretary	2007	450,000	—-	—-	—-	683,369	—-	36,967	(5)	1,170,336
RICHARD W. LUCAS	2009	150,000	40,000	—-	—-	—-	—-	4,125		194,125
Chief Financial Officer	2008	150,000	40,000	—-	—-	—-	—-	3,875		193,875
	2007	142,500	30,000	—-	—-	—-	—-	3,875		176,375
VINCENT TERRAFERMA	2009	200,000	50,000	—-	—-	—-	—-	5,500		255,500
Chief Operating Officer at	2008	200,000	120,000	—-	—-	—-	—-	5,125		325,125
KSW Mechanical	2007	200,000	110,000	—-	—-	—-	—-	5,125		315,125
JAMES F. OLIVIERO	2009	185,000	50,000	—-	—-	—-	—-	5,000		240,000
General Counsel	2008	185,000	50,000	—-	—-	—-	—-	5,125		240,125
	2007	180,000	40,000	—-	—-	—-	—-	5,000		225,000

(1)	Amounts consist of the bonus earned by Mr. Warkol pursuant to his employment agreement.

(2)	Unless otherwise indicated, the amounts in this column consist of 401K matching contributions made by the Company.

(3)
This amount consists of approximately (a) $67,139 of dividend distribution pursuant to the Company’s previously disclosed $.10 per share dividend, (b) $0 relating to an insurance policy, (c) $24,284 related to the personal portion of expenses for the use of a car and driver and (d) a $5,500 401(k) matching contribution made by the Company.

(4)
This amount consists of approximately (a) $128,940 of dividend distribution pursuant to the Company’s previously disclosed $.20 per share dividend, (b) $3,595  relating to an insurance policy, (c) $32,619 related to the personal portion of expenses for the use of a car and a driver and (d) a $5,125 401(k) matching contribution made by the Company.

(5)
This amount consists of approximately (a) $3,595 relating to an insurance policy, (b) $28,247 related to the personal portion of expenses for the use of a car and a driver and (c) a $5,125 401(k) matching contribution made by the Company.

Appendix B

Outstanding Equity Awards at Fiscal Year-End Table

		Option Awards					Stock Awards
Name		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
FLOYD WARKOL	2009	105,000	—	—	1.58	12/15/10	—	—	—	—
RICHARD W. LUCAS	2009	7,000	—	—	1.58	08/08/15	—	—	—	—
VINCENT TERRAFERMA	2009	—	—	—	—	—	—	—	—	—
JAMES F. OLIVIERO	2009	—	—	—	—	—	—	—	—	—

Appendix C

Option Exercises and Stock Vested Table

		Option Awards		Stock Awards
Name		Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
FLOYD WARKOL	2009	—	—	—	—
RICHARD W. LUCAS	2009	—	—	—	—
VINCENT TERRAFERMA	2009	—	—	—	—
JAMES F. OLIVIERO	2009	—	—	—	—

(1)
The value realized equals the difference between the option exercise price and the fair value of the Company’s common stock on the date of exercise, multiplied by the number of shares for which the option was exercised.

Appendix D
Director Compensation Table

Name		Fees Earned or Paid in Cash ($) (1)	Stock Awards ($)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($) (2)	Total ($)
STANLEY KREITMAN	2009	23,000	—		—	—	—	23,000
EDWARD T. LA GRASSA	2009(3)	11,000	52,200	(4)	—	—	—	63,200
JOHN A. CAVANAGH	2009	23,000	—		—	—	—	23,000
WARREN O. KOGAN	2009	23,000	—		—	—	—	23,000

(1)
During 2009, the Company paid its non-employee directors an annual fee of $20,000, an attendance fee of $1,000 per meeting of the Board of Directors except for the attendance at the meeting held in conjunction with the annual meeting of stockholders, and $500 per committee meeting if not held in conjunction with a meeting of the Board of Directors.  As of March 4, 2010, the fees for non-employee directors have not changed.

(2)
Amounts included above under the caption “all other compensation” represents the exercise of stock options by directors during the year.  The value realized equals the difference between the option exercise price and the fair value of the Company’s common stock on the date of exercise, multiplied by the number of shares for which the option was exercised.

(3)	Mr. LaGrassa was elected to the Board of Directors at the annual meeting of stockholders on May 7, 2009.
(4)	Amount represents the grant date fair value of awards during the year which are calculated by taking the market price on the grant date multiplied by the number of options granted.

The following schedule details the options outstanding for each director as of December 31, 2009.

Name	# of Options Outstanding	# of Options Exercisable
STANLEY KREITMAN	—	—
EDWARD T. LA GRASSA	20,000	—
JOHN A. CAVANAGH	7,001	7,001
WARREN O. KOGAN	20,000	6,666

ANNUAL MEETING OF SHAREHOLDERS OF

KSW, INC.

May 4, 2010

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20230300000000000000 4 050410

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. ELECTION OF DIRECTORS:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
○ Floyd Warkol
○ Warren O. Kogan

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. Proposal to ratify the selection of BDO Seidman, LLP by the Audit Committee of the Board of Directors as the Company's independent auditors for the fiscal year ending December 31, 2010.	☐	☐	☐
3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.	☐	☐	☐

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR all proposals.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE.

Signature of Shareholder ______ Date: ______ Signature of Shareholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

KSW, INC.

37-16 23rd Street

Long Island City, NY 11101

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, having duly received the Notice of Annual Meeting and Proxy Statement of KSW, Inc., dated March 30, 2010, hereby appoints James F. Oliviero and Richard W. Lucas (each with full power to act alone and with power of substitution and revocation), to represent the undersigned and to vote, as designated on the reverse side, all shares of common stock of KSW, Inc., par value $.01, which the undersigned is entitled to vote at the Annual Meeting of Shareholders of KSW, Inc. to be held at 2:00 p.m. on Tuesday, May 4, 2010 at Crown Plaza Hotel at LaGuardia AirPort, Queens, New York and at any adjournment or adjournments thereof.

(Continued and to be signed on the reverse side.)

14475